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PROSPECTUS TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on May 23, 2018.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Floor & Decor Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5211 (Primary Standard Industrial Classification Code Number)	27-3730271 (I.R.S. Employer Identification Number)

2233 Lake Park Drive
Smyrna, Georgia 30080
(404) 471-1634
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Trevor S. Lang
Executive Vice President and Chief Financial Officer
Floor & Decor Holdings, Inc.
2233 Lake Park Drive
Smyrna, Georgia 30080
(404) 471-1634
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Monica J. Shilling, Esq. Proskauer Rose LLP 2049 Century Park East, Suite 3200 Los Angeles, CA 90067 Tel (310) 557-2900 Fax (310) 557-2193	David V. Christopherson, Esq. Executive Vice President, Secretary and General Counsel Floor & Decor Holdings, Inc. 2233 Lake Park Drive Smyrna, GA 30080 Tel (404) 471-1634 Fax (404) 393-3540

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by market conditions.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Class A Common Stock, $0.001 par value per share(3)(4)	(1)	(1)	(1)	(2)

Preferred Stock, $0.001 par value per share(3)	(1)	(1)	(1)	(2)

Subscription Rights(3)	(1)	(1)	(1)	(2)

Warrants(5)	(1)	(1)	(1)	(2)

Debt Securities(6)	(1)	(1)	(1)	(2)

Units(7)	(1)	(1)	(1)	(2)

(1)
Omitted pursuant to General Instructions II.E of Form S-3. An unspecified aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee. Registration fees will be paid subsequently on a pay as you go basis.

(3)
There is being registered hereunder an indeterminate number of shares of common stock or preferred stock, or subscription rights to purchase shares of common stock as may be sold, from time to time separately or as units in combination with other securities registered hereunder. The securities to be sold by selling stockholders will be shares of common stock only.

(4)
Includes such indeterminate number of shares of common stock as may, from time to time, be issued upon conversion or exchange of other securities registered hereunder, to the extent any such securities are, by their terms, convertible or exchangeable for common stock.

(5)
There is being registered hereunder an indeterminate number of warrants as may be sold, from time to time separately or as units in combination with other securities registered hereunder, representing rights to purchase common stock, preferred stock or debt securities.

(6)
There is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time separately or as units in combination with other securities registered hereunder.

(7)
There is being registered hereunder an indeterminate number of units. Each unit may consist of a combination of any one or more of the securities being registered hereunder.

PROSPECTUS

Floor & Decor Holdings, Inc.

Common Stock
Preferred Stock
Debt Securities
Subscription Rights
Warrants
Units

        We may offer and sell, from time to time, in one or more offerings or series, shares of our common stock, shares of preferred stock, debt securities, subscription rights to purchase shares of our common stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, or units comprised of any combination of the foregoing, which we refer to, collectively, as the "securities." The preferred stock, debt securities, subscription rights and warrants (including as part of a unit) offered hereby may be convertible or exchangeable into shares of our common stock.

        In addition, certain selling stockholders to be identified in a prospectus supplement may, from time to time, offer and sell shares of our Class A common stock, in amounts, at prices and on terms that will be determined at the time the shares of our Class A common stock are offered. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus.

        Our shares of Class A common stock are listed on The New York Stock Exchange under the symbol "FND." On May 21, 2018, the closing sale price of our shares of Class A common stock as reported on The New York Stock Exchange was $46.33 per share. You are urged to obtain current market quotations for our Class A common stock.

        Investing in our securities involves material risks and uncertainties that should be considered. See "Risk Factors" in our most recent annual report on Form 10-K (as it may be updated in our most recent quarterly report on Form 10-Q) filed with the Securities and Exchange Commission.

        You should carefully read this prospectus and the accompanying prospectus supplement, as well as any documents incorporated by reference herein or therein, before you invest in our securities.

        This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

        None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 23, 2018.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), utilizing a "shelf" registration process. Under this shelf registration process, we may offer, from time to time, in one or more offerings or series, shares of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, or units, and the selling stockholders may from time to time offer and sell shares of our common stock in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we and/or, if applicable, the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. You should read carefully the entire prospectus, any prospectus supplement and any free writing prospectus together with the additional information described under the sections "Risk Factors" and "Where You Can Find More Information."

        Neither we nor the selling stockholders have authorized anyone to provide you with different or additional information. We and the selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you before making an investment decision.

        As used in this prospectus, the terms "Floor & Decor Holdings, Inc.," "Floor & Decor," the "Company," "we," "us," and "our" refer to Floor & Decor Holdings, Inc., a Delaware corporation, together with its consolidated subsidiaries, unless otherwise expressly stated or the context otherwise requires.

TRADEMARKS AND TRADE NAMES

        This prospectus includes our trademarks and trade names, including Floor & Decor and our logo, which are protected under applicable intellectual property laws and are the property of our wholly owned subsidiary, Floor and Decor Outlets of America, Inc., a Delaware corporation. This prospectus also contains trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus may appear without the ® or TM symbols. We do not intend our use or display of other parties' trademarks, service marks or trade names to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of us by, these other parties.

FLOOR & DECOR HOLDINGS, INC.

        Founded in 2000, Floor & Decor is a high-growth, differentiated, multi-channel specialty retailer of hard surface flooring and related accessories with 85 warehouse-format stores across 21 states. We believe that we offer the industry's broadest in-stock assortment of tile, wood, laminate and natural stone flooring along with decorative and installation accessories at everyday low prices positioning us as the one-stop destination for our customers' entire hard surface flooring needs. We appeal to a variety of customers, including professional installers and commercial businesses ("Pro"), Do It Yourself customers ("DIY") and customers who buy the products for professional installation ("BIY"). Our Pro customers are loyal, shop often and help promote our brand. The combination of our category and product breadth, low prices, in-stock inventory in project-ready quantities, proprietary credit offerings, free storage options and dedicated customer service positions us to gain share in the attractive Pro customer segment. We believe our DIY customers spend significant time planning their projects while conducting extensive research in advance. We provide our customers with the education and inspiration they need before making a purchase through our differentiated online and in-store experience.

        Our warehouse-format stores, which average approximately 73,000 square feet, are typically larger than any of our specialty retail flooring competitors' stores. Other large format home improvement retailers only allocate a small percentage of their floor space to hard surface flooring and accessories. When our customers walk into a Floor & Decor store for the first time, we believe they are amazed by our visual presentation, our store size, our everyday low prices and the breadth and depth of our merchandise. We believe that our inspiring design centers, creative and informative visual merchandising, and accessible price points greatly enhance our customers' experience. Our stores are easy to navigate and designed to interactively showcase the wide array of designs and product styles a customer can create with our flooring and decorative accessories. We engage our customers both through our trained store associates and designers who can assist in narrowing choices and making the process of home renovation easier, as well as our staff dedicated to serving Pro customers. By carrying a deep level of hard surface flooring inventory and wide range of tools and accessories, we seek to offer our customers immediate availability on everything they need to complete their entire flooring or remodeling project. In addition to our stores, our website FloorandDecor.com showcases our products, offers informational training and design ideas and has our products available for sale, which a customer can pick up in-store or have delivered. Our ability to purchase directly from manufacturers through our direct sourcing model enables us to be fast to market with a balanced assortment of bestseller and unique, hard to find items that are the latest trend-right products. We believe these factors create a differentiated value proposition for Floor & Decor and drive customer loyalty with our Pro, DIY and BIY hard surface flooring customers in our markets, as evidenced by our track record of consistent double digit comparable store sales growth, which has averaged 17.5% over the last five years. Based on these characteristics, we believe Floor & Decor is redefining and expanding the addressable market size of the hard surface flooring category and that we have an opportunity to significantly expand our store base to approximately 400 stores nationwide within the next 15 years.

Corporate Information

        On April 14, 2017, we were renamed Floor & Decor Holdings, Inc. Our principal executive offices are located at 2233 Lake Park Drive, Smyrna, GA 30080, and our telephone number is (404) 471-1634. Our website address is www.FloorandDecor.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

RISK FACTORS

        Investing in our securities involves a high degree of risk. Before purchasing any of the securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risks described in the section "Risk Factors" contained in our annual report on Form 10-K for the year ended December 28, 2017 (our "Annual Report"), as well as other information in our Annual Report, our Quarterly Report on Form 10-Q for the quarter ended March 29, 2018, as updated by annual, quarterly and other reports and documents that we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in any applicable prospectus supplement. The risks and uncertainties that we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect us. The occurrence of any of these risks could materially adversely affect our business, financial condition, results of operations or ability to make distributions to our stockholders. In such case, you could lose all or a portion of your original investment. See "Forward-Looking Statements" and "Where You Can Find More Information."

 FORWARD-LOOKING STATEMENTS

        The discussion in this prospectus, including the documents incorporated by reference herein, contains forward-looking statements. All statements other than statements of historical fact contained in this prospectus, including statements regarding our future operating results and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions regarding the Company's business, the economy and other future conditions, including the impact of recent natural disasters on sales. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "seeks," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "budget," "potential" or "continue" or the negative of these terms or other similar expressions.

        The forward-looking statements contained in this prospectus are only predictions. Although we believe that the expectations reflected in the forward-looking statements in this prospectus are reasonable, we cannot guarantee future events, results, performance or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this prospectus, including, without limitation, those factors described in Item 1A, "Risk Factors" of Part I and Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Part II of our Annual Report. Some of the key factors that could cause actual results to differ from our expectations include the following:

  •
  an overall decline in the health of the economy, the hard surface flooring industry, consumer spending and the housing market;

  •
  any disruption in our distribution capabilities resulting from our inability to operate our distribution centers going forward;

  •
  competition from other stores and internet-based competition;

  •
  our failure to execute our business strategy effectively and deliver value to our customers;

  •
  our inability to manage our growth;

  •
  our inability to manage costs and risks relating to new store openings;

  •
  our dependence on foreign imports for the products we sell;

  •
  our inability to find, train and retain key personnel;

  •
  violations of laws and regulations applicable to us or our suppliers;

  •
  our failure to adequately protect against security breaches involving our information technology systems and customer information;

  •
  our failure to successfully anticipate consumer preferences and demand;

  •
  our inability to find available locations for our stores or our store support center on terms acceptable to us;

  •
  our inability to obtain merchandise on a timely basis at prices acceptable to us;

  •
  suppliers may sell similar or identical products to our competitors;

  •
  our inability to maintain sufficient levels of cash flow to meet growth expectations;

  •
  our inability to manage our inventory obsolescence, shrinkage and damage;

  •
  fluctuations in material and energy costs;

  •
  our vulnerability to natural disasters and other unexpected events;

  •
  restrictions imposed by our indebtedness on our current and future operations; and

  •
  other risks described in the "Risk Factors" section of our Annual Report on Form 10-K and in documents we incorporate by reference.

        The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are included in our Annual Report or our Quarterly Report on Form 10-Q for the quarter ended March 29, 2018, which are incorporated by reference into this prospectus. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Such new risks and uncertainties may be included in the documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus, which will be considered to be incorporated by reference into this prospectus. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider these risks before you make an investment decision with respect to our securities.

 RATIO OF EARNINGS TO FIXED CHARGES

        If we offer debt securities and/or preferred stock under this prospectus, then we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preferred dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus. For purposes of calculating these ratios, "earnings" includes income from continuing operations plus fixed charges. "Fixed charges" consists of interest expense and amortization of discounts and capitalized expenses related to indebtedness.

	For the Thirteen Weeks Ended March 29, 2018	For the Fiscal Year Ended December 28, 2017	For the Fiscal Year Ended December 29, 2016	For the Fiscal Year Ended December 31, 2015	For the Fiscal Year Ended December 25, 2014	For the Fiscal Year Ended December 26, 2013
Ratio of Earnings to Fixed Charges	5.2	4.3	3.5	3.7	2.7	2.8

 USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from any sale of securities by us for general corporate purposes, including working capital and store growth.

        In the case of a sale of common stock by any selling stockholders, we will not receive any of the proceeds from such sale. We are required to bear the expenses (other than underwriting discounts and commissions) incident to an offering by our selling stockholders.

 DESCRIPTION OF CAPITAL STOCK

        The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part

General

        Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, which is composed of 450,000,000 shares of our Class A common stock, 10,000,000 shares of our Class B common stock, 30,000,000 shares of our Class C common stock and 10,000,000 shares of undesignated preferred stock, par value $0.001 per share. Our shares of Class A common stock and Class C common stock are convertible into each other under certain circumstances described in more detail below and otherwise generally have the same rights except that shares of Class C Common Stock are non-voting while shares of Class A Common Stock are entitled to one vote per share.

Common Stock

        As of May 21, 2018, there were 96,649,423 shares of our common stock outstanding, held by 36 stockholders of record. The actual number of stockholders is greater than the number of record holders stated above, and includes stockholders who are beneficial owners, but whose shares are held in "street name" by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Dividend Rights

        Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Voting Rights

        Each holder of our Class A common stock is entitled to one vote for each share of Class A common stock held on all matters submitted to a vote of stockholders. Holders of our Class C common stock are not entitled to vote, except as required under Delaware law. Our stockholders do not have cumulative voting rights.

Conversion Rights

        As of May 21, 2018, no shares of our Class C common stock are currently outstanding. Shares of our Class C common stock are automatically converted into shares of our Class A common stock on a one for one basis if the holder of such Class C common stock is not Freeman Spogli or any of its affiliates. In addition, FS Equity Partners VI, L.P. and FS Affiliates VI, L.P., funds affiliated with Freeman Spogli Management Co., L.P. (collectively "Freeman Spogli" or "Freeman Spogli & Co.") or any of its affiliates may convert their shares of Class C common stock into shares of our Class A Common Stock, in whole or in part, at any time and from time to time at their option, on a one for one basis so long as at such time either Ares and its affiliates or Freeman Spogli and its affiliates do not own more than 24.9% of our Class A common stock after giving effect to any such conversion. In addition, shares of our Class A common stock held by Freeman Spogli or any of its affiliates are convertible into shares of our Class C common stock, in whole or in part, at any time and from time to time at the election of Freeman Spogli or any of its affiliates, on a one for one basis.

Preemptive or Similar Rights

        Our common stock is not entitled to preemptive rights and is not subject to redemption. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that our board of directors may designate and issue in the future.

Liquidation Rights

        Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding shares of preferred stock and payment of other claims of creditors.

Options

        As of May 21, 2018, we had outstanding stock options to purchase an aggregate of 8,729,652 shares of our common stock under the FDO Holdings, Inc. Amended and Restated 2011 Stock Incentive Plan (as amended, supplemented or otherwise modified from time to time, the "2011 Plan"); and 1,413,330 shares of our common stock under the Floor & Decor Holdings, Inc. 2017 Stock Incentive Plan (the "2017 Plan" and, together with the 2011 Plan, the "Incentive Plans"). No additional shares of our common stock are reserved for additional issuances under the 2011 Plan, 3,560,674 shares of our common stock are reserved for issuance under the 2017 Plan, and 1,500,000 shares of our common stock are reserved for issuance under the Floor & Decor Holdings, Inc. Employee Stock Purchase Plan.

Preferred Stock

        As of May 21, 2018, no shares of preferred stock have been issued or are currently outstanding.

        Our board of directors are authorized, subject to limitations prescribed by Delaware law, to issue up to 10,000,000 shares of our preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Class A common stock.

        The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and could adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Registration Rights

        We are a party to a registration rights agreement (the "Registration Rights Agreement") with Ares Corporate Opportunities Fund III, L.P. ("Ares" and, together with Freeman Spogli, our "Sponsors"), a fund affiliated with Ares Management, L.P., Freeman Spogli and certain other stockholders. Pursuant to the terms of the Registration Rights Agreement, the holders of approximately 63,206,144 shares of our common stock, including Ares, Freeman Spogli and certain other signatories thereto, or their transferees, are entitled to various rights with respect to the registration of their shares under the Securities Act.

Investor Rights Agreement

        We are party to an investor rights agreement with Ares and Freeman Spogli (the "Investor Rights Agreement"). Pursuant to the terms of the Investor Rights Agreement, Ares and Freeman Spogli will have certain rights and obligations with respect to voting for the nomination of certain directors and director nominees with respect to board and committee membership.

Exclusive Venue

        Our certificate of incorporation requires, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law (the "DGCL") or our certificate of incorporation or the bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine will have to be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Although we have included an exclusive venue provision in our certificate of incorporation, it is possible that a court could rule that such provision is inapplicable or unenforceable. In addition, this provision would not affect the ability of our stockholders to seek remedies under the federal securities laws.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

        We are governed by the DGCL. Our certificate of incorporation and bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party from acquiring control of us. These provisions, which are summarized below, may discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of potentially discouraging a proposal to acquire us.

Undesignated Preferred Stock

        As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us.

Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting

        Our certificate of incorporation provides that our stockholders may not act by written consent unless our Sponsors collectively own a majority of our outstanding Class A common stock, which may lengthen the amount of time required to take stockholder actions. As a result, except for our Sponsors, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. In addition, our certificate of incorporation provides that special meetings of the stockholders may be called only by the chairperson of our board or our board of directors. However, for so long as our Sponsors collectively own a majority of our outstanding Class A common stock, special meetings of our stockholders may be called by the affirmative vote of the holders of a majority of our outstanding Class A common stock. Stockholders may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

        Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of us.

Board Classification

        Our board of directors is divided into three classes, one class of which is elected each year by our stockholders. The directors in each class will serve for a three-year term. The classification of our board of directors and the limitations on the ability of our stockholders to remove directors could make it more difficult for a third -party to acquire, or discourage a third-party from seeking to acquire, control of us.

Removal of Directors; Vacancies

        Pursuant to the terms of the Investor Rights Agreement, directors nominated by our Sponsors may be removed with or without cause by the affirmative vote of the Sponsor entitled to nominate such director. In all other cases and at any other time, directors may only be removed for cause by the affirmative vote of at least a majority of the voting power of our common stock. Our board of directors, or our Sponsors in the case of one of their respective board nominees, has the sole power to fill any vacancy on the board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise.

No Cumulative Voting

        Our certificate of incorporation and bylaws do not permit cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion or all of the stockholder's shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board of directors' decision regarding a takeover or otherwise.

Amendment of Charter and Bylaw Provisions

        In the event our Sponsors cease to collectively own a majority of our outstanding Class A common stock, the amendment of certain of the above provisions of our certificate of incorporation will require approval by holders of at least two-thirds of our outstanding Class A common stock. In addition, under the DGCL, an amendment to our certificate of incorporation that would alter or change the powers, preferences or special rights of our Class C common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Our certificate of incorporation provides that our board of directors may from time to time adopt, amend, alter or repeal our bylaws by a vote of a majority of our board of directors without stockholder approval and that our stockholders may adopt, amend, alter or repeal our bylaws by the affirmative vote of the holders of at least two-thirds of our outstanding Class A common stock.

Delaware Anti-Takeover Statute

        Our certificate of incorporation provides that we are not governed by Section 203 of the DGCL, which, in the absence of such provision, would have imposed additional requirements regarding mergers and other business combinations.

        The provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Corporate Opportunity

        Our certificate of incorporation provides that no officer or director of ours who is also an officer, director, employee, managing director or other affiliate of our Sponsors will be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to our Sponsors instead of us, or does not communicate information regarding a corporate opportunity to us that the officer, director, employee, managing director or other affiliate has directed to our Sponsors.

Limitations of Liability, Indemnification and Advancement

        Our certificate of incorporation and bylaws provide that we will indemnify and advance expenses to our directors and officers, and may indemnify and advance expenses to our employees and other agents, to the fullest extent permitted by Delaware law, which prohibits our certificate of incorporation from limiting the liability of our directors for the following:

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  any breach of the director's duty of loyalty to us or to our stockholders;

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  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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  unlawful payment of dividends or unlawful stock repurchases or redemptions; and

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  any transaction from which the director derived an improper personal benefit.

        If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our certificate of incorporation does not eliminate a director's duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our certificate of incorporation and bylaws, we are also empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

        In addition to the indemnification and advancement of expenses required in our certificate of incorporation and bylaws, we have entered into indemnification agreements with each of our current directors and executive officers. These agreements provide for the indemnification of, and the advancement of expenses to, such persons for all reasonable expenses and liabilities, including attorneys' fees, judgments, fines and settlement amounts, incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors' and officers' liability insurance.

        The limitation of liability, indemnification and advancement provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no material pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any material pending or threatened litigation that may result in claims for indemnification or advancement by any director or officer.

Listing

        Our Class A common stock is listed on the New York Stock Exchange under the symbol "FND."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES

        We may offer unsecured debt securities in one or more series, which may be senior, subordinated or junior subordinated, and which may be convertible into another security.

        We may issue debt securities from time to time in one or more series. Any debt securities offered hereby will be issued under an indenture, between us between us and a trustee qualified to act as such under the Trust Indenture Act of 1939, referred to as the trustee. A copy of the form of indenture is filed as an exhibit to the registration statement, which this prospectus constitutes a part of. The following summaries of certain provisions of the indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture, including the definitions therein of certain terms. The particular terms of the debt securities offered by any prospectus supplement will be described in the prospectus supplement. We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities, and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

General

        The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and provides that debt securities may be issued from time to time in one or more series. The terms of any particular series of debt securities will be included in a prospectus supplement and will provide for the following:

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  the title and series of the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the dates on which or periods during which the debt securities may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the debt securities are or may be payable or the method by which such date or dates will be determined or extended;

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  the rate or rates at which the debt securities will bear interest, if any, or the method by which such rate or rates will be determined, whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series, the date or dates from which such interest will accrue, or the method by which such date or dates will be determined, the interest payment dates on which any such interest will be payable, and the record dates for the determination of holders to whom interest is payable on such interest payment dates or the method by which such date or dates will be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

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  the currency in which the debt securities will be denominated or in which payment of the principal of, premium, if any, or interest on the debt securities will be payable and any other terms concerning such payment;

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  if the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;

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  if the principal of, premium, if any, or interest on the debt securities of the series are to be payable, at the election of the Company or a holder thereof, in a currency other than that in which the debt securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency in which the debt securities are denominated or payable without such election and the currency in which the debt securities are to be paid if such election is made;

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  the place or places, if any, in addition to or instead of the corporate trust office of the trustee where the principal of, premium, if any, and interest on the debt securities will be payable, and where the debt securities may be presented for registration of transfer, exchange or conversion, and the place or places where notices and demands to or upon us in respect of the securities of such series may be made;

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  the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have that option;

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  redemption or early repayment provisions;

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  the authorized denominations;

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  if other than the principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity thereof;

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  the guarantors, if any, of the debt securities, and the extent of the guarantees (including provisions relating to seniority, subordination, and the release of the guarantors), if any, and any additions or changes to permit or facilitate guarantees of such debt securities;

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  any original issue discount securities issued;

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  provisions, if any, for the defeasance of the debt securities in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

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  whether the debt securities are to be issued in whole or in part in global form and, in such case, the depositary and the terms and conditions, if any, upon which interests in such global debt securities may be exchanged in whole or in part for the individual securities represented thereby in definitive form registered in the name or names of persons other than such depositary or a nominee or nominees thereof;

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  the date as of which any global debt securities will be dated if other than the original issuance of the first debt security to be issued;

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  the form of the debt securities;

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  if the debt securities are to be convertible into or exchangeable for any securities or property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

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  whether the debt securities are subject to subordination and the terms of such subordination;

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  any restriction or condition on the transferability of the debt securities;

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  any addition or change in the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

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  any addition or change in the provisions related to supplemental indentures both with and without the consent of the holders;

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  provisions, if any, granting special rights to holders upon the occurrence of specified events;

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  any addition to or change in the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

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  any addition to or change in the covenants set forth in the indenture which applies to debt securities; and

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  any other terms of the debt securities (which terms will not be inconsistent with the provisions of the Trust Indenture Act of 1939, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series).

        Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon such acceleration will be determined in accordance with the applicable prospectus supplement, the terms of such debt security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of such original issue discount security. Special federal income tax and other considerations applicable to the debt security will be described in the related prospectus supplement.

        The indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. Information with respect to any deletions from, modifications of or additions to the events of default described below or our covenants contained in the indenture, including any addition of a covenant or other provision providing event risk or similar protection will be set forth in the prospectus supplement.

        We will have the ability to issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when that series was created.

Registration, Transfer, Payment and Paying Agent

        The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities. We will make payments of principal of, and any interest on, the debt securities represented by any global security registered in the name of and held by the depository, or its nominee, as the case may be, as the registered owner and holder of such global security. Neither we, the trustee nor any of its or our respective agents will have any responsibility or liability for any aspect of records relating to, or payments made on account of, beneficial interests in any global security or for maintaining, supervising or reviewing any records of the depositary, its nominee or any participant relating to such beneficial interests.

        No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

Global Debt Securities

        Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Events of Default

        Unless otherwise provided in a prospectus supplement, the following are events of default under the indenture with respect to debt securities of any series:

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  failure to pay principal of or any premium, if any, on any debt security of that series when due;

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  failure to pay any interest on any debt security of that series when due, continued for 30 days (unless the entire amount of the payment is deposited by the Company with the trustee or with a paying agent prior to the expiration of such 30 day period);

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  failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, continued for 30 days;

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  breach of any other covenant or warranty of ours in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of series of debt securities other than that series), continued for 90 days after a written notice of default is given by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series as provided in the indenture;

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  certain events in bankruptcy, insolvency or reorganization involving us; and

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  any other event of default provided with respect to debt securities of that series.

        If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul the acceleration, provided that, among other things, all events of default with respect to that series, other than payment defaults caused by such acceleration, have been cured or waived as provided in the indenture.

Modification and Waiver

        We and the trustee may make modifications and amendments of the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, no modification or amendment may, without the consent of the holder of each affected outstanding debt security:

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  change the stated maturity date of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security;

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  reduce the principal amount of, or any premium or rate of interest on, any debt security;

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  reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity or its amount provable in bankruptcy;

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  adversely affect the right of repayment at the option of any holder;

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  change the place of payment of, currency of payment of principal of, or any premium or interest on, any debt security or impair the right to institute suit for the enforcement of any payment on or after the maturity of any debt security; or

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  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, compliance by us with certain restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal or any premium or interest, or a default in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each affected outstanding debt security of that series.

        We and the trustee may make modification and amendment of the indenture without the consent of any holder for any of the following purposes:

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  to evidence the succession of another corporation to us and the assumption by the successor corporation of our covenants under the indenture and the debt securities;

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  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any of our rights or powers under the indenture;

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  to add events of default;

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  to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities;

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  to establish the form or terms of debt securities of any series and any related coupons;

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  to provide for the acceptance of appointment by a successor trustee;

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  to cure any ambiguity, defect or inconsistency in the indenture, if the action does not adversely affect the interests of holders of debt securities of any series or any related coupons in any material respect;

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  to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, if the action does not adversely affect the interests of holders of debt securities of that series or any related coupons in any material respect;

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  to secure the debt securities; and

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  to amend or supplement any provision contained in the indenture or in any supplemental indenture, if the amendment or supplement does not materially adversely affect the interests of the holders of any debt securities then outstanding.

Consolidation, Merger and Sale of Assets

        We may consolidate or merge with or into, or transfer our assets substantially as an entirety to, any corporation, if the successor corporation assumes our obligations on the debt securities and under the indenture, immediately after giving effect to the transaction no event of default, and no event that, after notice or lapse of time, would become an event of default, shall have occurred and be continuing, and certain other conditions are met.

Governing Law

        The indenture and debt securities will be governed by and construed in accordance with the internal laws of the State of New York.

 DESCRIPTION OF SUBSCRIPTION RIGHTS

        The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights.

        We may issue subscription rights to purchase our equity or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

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  the price, if any, for the subscription rights;

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  the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;

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  the number of subscription rights issued to each stockholder;

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  the amount of our equity or debt securities that may be purchased per each subscription right;

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  the extent to which the subscription rights are transferable;

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  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

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  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

        The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF WARRANTS

        The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

        We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of common stock, preferred stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

        A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

  •
  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

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  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

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  the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

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  whether such warrants will be issued in registered form or bearer form;

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  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  information with respect to book-entry procedures, if any;

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  the terms of the securities issuable upon exercise of the warrants;

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  if applicable, a discussion of certain U.S. federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

        We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

        Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

 DESCRIPTION OF UNITS

        We may issue from time to time units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

        Any applicable prospectus supplement will describe:

  •
  the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  any material provisions of the governing unit agreement that differ from those described above.

 SELLING STOCKHOLDERS

        Information about selling stockholders, if any, including their identities and the common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC that are incorporated by reference into this prospectus.

 PLAN OF DISTRIBUTION

        We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Underwriters and agents in any distribution contemplated hereby may from time to time be designated on terms to be set forth in the applicable prospectus supplement.

        Underwriters or agents could make sales in privately negotiated transactions and any other method permitted by law. Securities may be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) "at the market" offerings or sales "at the market," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; or (g) through a combination of any of these methods. Broker-dealers may also receive compensation from purchasers of these securities, which is not expected to exceed those customary in the types of transactions involved.

        Underwriters or agents may offer and sell the securities at a fixed price or prices, which may be changed in relation to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters or agents may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or the agents and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters or agents to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

        We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

        Any securities issued hereunder (other than common stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        The underwriters and the agents and their respective affiliates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

 LEGAL MATTERS

        The validity of the securities offered by this prospectus and certain U.S. federal income tax matters will be passed upon for the Company by Proskauer Rose LLP, Los Angeles, California.

EXPERTS

        The consolidated financial statements of Floor & Decor Holdings, Inc. appearing in our Annual Report (Form 10-K) for the year ended December 28, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC, containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov.

        This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act covering securities that may be offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 28, 2017 (filed March 5, 2018);

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2018 (filed May 3, 2018);

  •
  our Definitive Proxy Statement on Schedule 14A (filed March 27, 2018);

  •
  our Current Report on Form 8-K (filed May 18, 2018); and

  •
  the description of our common stock included in our Registration Statement on Form 8-A (filed April 24, 2017), including all amendments and reports filed for the purpose of updating such description.

        All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. In addition, all documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

        If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at 2233 Lake Park Drive, Smyrna, GA 30080, Attention: General Counsel, or contact our offices at (404) 471-1634. The documents may also be accessed on our website at www.FloorandDecor.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the SEC registration fee. The following table does not include expenses of preparing prospectus supplements and other expenses relating to offerings of particular securities.

SEC registration fee	$(1)
FINRA filing fee	$225,500
Accounting fees and expenses	$(2)
Legal fees and expenses	$(2)
Printing expenses	$(2)
Miscellaneous	$(2)
Total	$(2)

(1)
Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r) under the Securities Act.

(2)
An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the DGCL authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

        Our certificate of incorporation and bylaws provide for indemnification of our directors, officers, employees, and other agents to the maximum extent permitted by the DGCL.

        In addition, we have entered into indemnification agreements with our directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such.

Item 16.    Exhibits.

Exhibit No.		Exhibit Description
1.1	*	Form of Underwriting Agreement
3.1		Restated Certificate of Incorporation of Floor & Decor Holdings, Inc.(1).
3.2		Second Amended and Restated Bylaws of Floor & Decor Holdings, Inc.(1).
4.1		Specimen Class A Common Stock Certificate(2).
4.2	*	Form of Certificate for Preferred Stock of Floor & Decor Holdings, Inc.
4.3	*	Form of Articles Supplementary with respect to any shares of Preferred Stock.
4.4	*	Form of Warrant Agreement.
4.5	*	Form of Rights Agreement.
4.6	*	Form of Rights Certificate.
4.7		Form of Indenture (filed herewith).
5.1		Opinion and Consent of Proskauer Rose LLP, counsel for Floor & Decor Holdings, Inc., as to legality (filed herewith).
12.1		Computation of Ratio of Earnings To Fixed Charges (filed herewith).
23.1		Consent of Ernst & Young LLP (filed herewith).
23.2		Consent of Proskauer Rose LLP (included in Exhibit 5.1).
24.1		Power of Attorney (included on the signature page to this Registration Statement).
25.1	*	Statement of Eligibility on Form T-1 of Trustee under the Indenture.

*
To be filed by amendment or incorporated by reference in connection with the offering of specific securities.

(1)
Filed as an exhibit to Amendment No. 4 to the Registrant's Registration Statement on Form S-1 (File No. 333-216000) filed with the SEC on April 24, 2017, and incorporated herein by reference.

(2)
Filed as an exhibit to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-216000) filed with the SEC on April 17, 2017, and incorporated herein by reference.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  If the registrant is relying on Rule 430B:

              (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

              (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Smyrna, in the State of Georgia, on this 23rd day of May, 2018.

FLOOR & DECOR HOLDINGS, INC.
By:	/s/ THOMAS V. TAYLOR Thomas V. Taylor Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Trevor Lang and David Christopherson, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS V. TAYLOR Thomas V. Taylor	Chief Executive Officer (Principal Executive Officer) and Director Executive Vice President and Chief Financial	May 23, 2018
/s/ TREVOR S. LANG Trevor S. Lang	Officer (Principal Financial and Accounting Officer)	May 23, 2018
/s/ NORMAN H. AXELROD Norman H. Axelrod	Chairman of the Board	May 23, 2018
/s/ GEORGE VINCENT WEST George Vincent West	Vice Chairman of the Board	May 23, 2018

Signature	Title	Date

/s/ BRAD J. BRUTOCAO Brad J. Brutocao	Director	May 23, 2018
/s/ MICHAEL FUNG Michael Fung	Director	May 23, 2018
/s/ DAVID B. KAPLAN David B. Kaplan	Director	May 23, 2018
/s/ RACHEL H. LEE Rachel H. Lee	Director	May 23, 2018
/s/ JOHN M. ROTH John M. Roth	Director	May 23, 2018
/s/ PETER M. STARRETT Peter M. Starrett	Director	May 23, 2018
/s/ RICHARD L. SULLIVAN Richard L. Sullivan	Director	May 23, 2018
/s/ FELICIA D. THORNTON Felicia D. Thornton	Director	May 23, 2018